   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997
                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        THE CHASE MANHATTAN CORPORATION
              (EXACT NAME OF REGISTRANT, AS SPECIFIED IN CHARTER)

                      DELAWARE                                              13-2624428
   (STATE OR OTHER JURISDICTION OF INCORPORATION               (IRS EMPLOYER IDENTIFICATION NUMBER)
                  OR ORGANIZATION)

                            ------------------------

                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ANTHONY J. HORAN
                              CORPORATE SECRETARY
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                        COPIES OF ALL COMMUNICATIONS TO:
                              NEILA B. RADIN, ESQ.
                        THE CHASE MANHATTAN CORPORATION
                                270 PARK AVENUE
                               NEW YORK, NY 10017
                                 (212) 270-6000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                    PROPOSED MAXIMUM      PROPOSED MAXIMUM
    TITLE OF SECURITIES         AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING         AMOUNT OF
     TO BE REGISTERED            REGISTERED             PER SHARE               PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock...............    750,000 shares              (1)                   (1)                  $0(1)
===================================================================================================================

(1) Pursuant to Rule 429(b), fees previously paid in connection with the registration of 515,000 shares registered on the Corporation's Registration Statement on Form S-8 (File No. 333-07941), 225,000 shares registered on the Corporation's Post Effective Amendment No. 1 on Form S-8 to its Registration Statement on Form S-4 (File No. 33-63833) and 10,000 shares registered on the Corporation's Registration Statement on Form S-8 (File No. 33-54547), in each case remaining unsold thereunder and withdrawn from registration thereunder, are transferred to this Registration Statement in payment of the applicable filing fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 19, 1997

                        THE CHASE MANHATTAN CORPORATION

                                 750,000 SHARES
                                  COMMON STOCK
                             PAR VALUE $1 PER SHARE

     The shares (the "Shares") of Common Stock, $1 par value per share (the "Common Stock"), of The Chase Manhattan Corporation (including its predecessors, the "Corporation") offered hereby are those shares purchased pursuant to the exercise of options issued by the Corporation to employees of the Corporation or its subsidiaries who are participants (the "Participants") in The Chase Manhattan Corporation 1996 Long-Term Incentive Plan (the "Current Plan"), the Chemical Banking Corporation Long-Term Stock Incentive Plan, The Chase Manhattan 1994 Long-Term Incentive Plan, The Chase Manhattan 1987 Long-Term Incentive Plan, the Chemical Banking Corporation -- 1993 Long Term Incentive Plan of Margaretten Financial Corporation or the Chemical Banking Corporation -- 1992 Stock Option Plan of Margaretten Financial Corporation (the foregoing plans, collectively, the "Plans") and transferred by those Participants in accordance with the terms and conditions of the applicable Plans. See "Plan of Distribution."

     On December 17, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange (the "NYSE") was $112 per share.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE, UNDER ANY CIRCUMSTANCES, ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH STATE.

The date of this Prospectus is             .

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the fees prescribed by the Commission. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy statements and other information regarding registrants such as the Corporation that file electronically with the Commission. Such reports and other information also can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Corporation has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus, which forms a part of such Registration Statement, does not contain all the information set forth in such Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance are qualified in all respects by reference to the copy of such documents filed as an exhibit to the Registration Statement. Any interested parties may inspect the Registration Statement, without charge, at the public reference facilities maintained by the Commission at the addresses set forth above, at the Commission's Web site and at the offices of the New York Stock Exchange, Inc. at the address set forth above

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Corporation with the Commission are hereby incorporated by reference in this Prospectus:

          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          (c) The Corporation's Current Reports on Form 8-K filed on January 24, 1997, March 18, 1997, March 21, 1997, April 18, 1997, July 17, 1997,
     October 24, 1997, November 14, 1997 and December 4, 1997.

          (d) The description of the Common Stock contained in the Corporation's Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents and reports filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to The Chase Manhattan Corporation, 270 Park Avenue, New York, New York 10017, Attention: Office of the Secretary, telephone number (212) 270-4040.

                                THE CORPORATION

     The Corporation is a bank holding company organized under the laws of Delaware in 1968 and registered under the Bank Holding Company Act of 1956, as amended. On March 31, 1996, The Chase Manhattan Corporation merged with and into Chemical Banking Corporation, and Chemical Banking Corporation changed its name to "The Chase Manhattan Corporation."

     The Corporation is a Delaware corporation with its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-6000.

                                USE OF PROCEEDS

     The amount of the proceeds to be received upon exercise of the transferable options to which this Prospectus relates will depend upon the exercise prices of such options and the extent to which they are exercised. Expenses of the offering will be paid by the Corporation. The proceeds to be received by the Corporation upon the exercise of the transferable options will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

     The Shares covered by this Prospectus are being offered by the Corporation to transferees (the "Option Transferees") of transferable options granted to Participants in the Plans. Certain provisions of the Plans relating to the transferable options are described below. Such description is qualified in its entirety by the actual terms of the applicable Plans and the Award Agreements (as defined below) entered into thereunder, the terms of which will be provided to any Option Transferee upon written request to the Corporation. The Plans are filed as exhibits to the Registration Statement.

GENERAL

     The Current Plan was adopted on March 19, 1996 by the Board of Directors of the Corporation (the "Board") and became effective on May 21, 1996 upon approval of the Current Plan by the Corporation's stockholders. The purposes of the Current Plan are to encourage selected key employees of the Corporation and its subsidiaries to acquire a proprietary and vested interest in the growth and performance of the Corporation, to generate an increased incentive to contribute to the Corporation's future success and prosperity and to attract talented individuals. The Current Plan permits the granting of nonqualified stock options, incentive stock options, stock appreciation rights and other awards of Common Stock and awards that are valued in whole or in part by reference to or otherwise based on the value of the Common Stock. The Plans other than the Current Plan have been terminated with respect to future grants but remain in effect with respect to awards previously granted thereunder and remaining unexercised and unexpired.

     Currently, the only awards that are transferable under the Plans are nonqualified stock options ("Nonqualified Options") (which are transferable only to the extent set forth under "Transferability" below). This Prospectus relates to up to 750,000 shares of Common Stock which may be offered and sold to Option Transferees (or to their beneficiaries or the executors, administrators or beneficiaries of their estates) pursuant to Nonqualified Options transferred to such Option Transferees as described under "Transferability" below. This Prospectus also relates to the offer and sale of Common Stock pursuant to such transferred Nonqualified Options to the beneficiaries of Option Transferees, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such Option Transferees. Accordingly, the description of the terms of the Plans set forth below is limited to the terms of the Plans relating to such Nonqualified Options.

     The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and are not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

ADMINISTRATION

     The Plans are administered by the Compensation and Benefits Committee of the Board (including any successor committee, the "Committee"). The Committee is comprised entirely of disinterested directors who are not employees of the Corporation or its subsidiaries and are not eligible for the grant of any awards under the Plans. The members of the Committee are selected and may be removed at any time by the Board.

     The Committee is authorized to interpret the Plans, to establish, amend and rescind any rules and regulations relating to the Plans, to determine the terms and provisions of any agreements entered into under the Plans and to make all other determinations necessary or advisable for the administration of the Plans. The determinations of the Committee in the administration of the Plans shall be final and conclusive. For more information about the Plans and their administrators, individuals may contact Executive Compensation and Benefits, 140 East 45th Street, New York, New York 10017, Attention: Carol S. Glichenhouse
(212) 622-8193.

     The Board or the Committee may amend, suspend or terminate the Plans or any portion of the Plans at any time without the approval of the Corporation's stockholders unless otherwise required by law or certain other limitations set forth in the applicable Plan.

TERMS OF AWARD OF NONQUALIFIED OPTIONS

     Each Nonqualified Option granted under a Plan is evidenced by an agreement (together with any amendments or other documents modifying any such agreement, an "Award Agreement") setting forth the terms and conditions of such Nonqualified Option, as determined by the Committee. Each Nonqualified Option is subject to the terms and conditions of the applicable Plan, the applicable Award Agreement and such other terms and conditions as the Committee may determine consistent with the terms of the applicable Plan.

     The exercise price of each Nonqualified Option is established at the time of grant and is not less than 100% of the Fair Market Value of the Common Stock on the date of grant. The term "Fair Market Value" of the Common Stock means the average of the high and low sales prices of the Common Stock as reported on the NYSE composite tape on the applicable date, or, if there are no such sale prices of Common Stock reported on the NYSE composite tape on such date, the average price of the Common Stock on the last previous day on which high and low sale prices were reported on the NYSE composite tape.

     The Committee, in its sole discretion, determines the terms and conditions included in any Award Agreement relating to a Nonqualified Option. These terms and conditions may include performance targets (including targets based on stock price, earnings per share or other financial performance measures) which must be reached before the Nonqualified Option subject to such targets becomes exercisable. In addition, the applicable Award Agreement may contain provisions restricting or terminating the right to exercise a Nonqualified Option following termination of employment of the Participant or other forfeiture provisions. Upon transfer to an Option Transferee, a Nonqualified Option continues to be governed by, and subject to the terms and conditions of, the applicable Award Agreement. See "Transferability" and "Effect of Termination of Employment" below.

TRANSFERABILITY

     Except as set forth in the following paragraph, awards granted under the Plans (including Nonqualified Options) are not transferable by Participants except by will or the laws of descent and distribution.

     Effective                     , 1997, each Award Agreement with respect to
each Nonqualified Option granted under each Plan was amended to provide that a Participant awarded Nonqualified Options may, with the prior specific consent of the Corporation, transfer for no payment or other consideration any such unexpired, unexercised Nonqualified Option to an Option Transferee that is an Immediate Family Member or a trust for the benefit of Immediate Family Members. The Corporation may subject its prior consent to the Participant providing an agreement by the Participant and the Option Transferee containing such terms and conditions as the Corporation deems appropriate in its sole and absolute discretion. For purposes hereof, "Immediate Family Member" means a child of the Participant (including any adopted child), a grandchild, a sibling or a parent or parent-in-law of the Participant or a trust exclusively for the benefit of one or more of the foregoing. The spouse of a Participant will be an "Immediate Family Member" with respect to any Nonqualified Option only if such Nonqualified Option is transferred to a trust for the benefit of such spouse that includes other Immediate Family Members as beneficiaries.

     This Prospectus relates to up to 750,000 shares of Common Stock which may be offered and sold to Option Transferees pursuant to Nonqualified Options transferred by Participants to such Option Transferees as described in the immediately preceding paragraph. This Prospectus also relates to the offer and sale of Common Stock pursuant to such transferred Nonqualified Options to the beneficiaries of Option Transferees, or the executors, administrators or beneficiaries of their estates, or other persons duly authorized by law to administer the estate or assets of such Option Transferees.

     UPON TRANSFER TO AN OPTION TRANSFEREE, A NONQUALIFIED OPTION CONTINUES TO BE GOVERNED BY AND SUBJECT TO THE TERMS AND CONDITIONS OF THE APPLICABLE PLAN AND THE RELEVANT AWARD AGREEMENT, AND THE OPTION TRANSFEREE IS ENTITLED TO THE SAME RIGHTS, AND IS SUBJECT TO THE SAME LIMITATIONS THEREOF, AS THE PARTICIPANT THEREUNDER, AS IF NO TRANSFER HAD TAKEN PLACE. These terms and conditions include, without limitation, provisions in the Plan and the related Award Agreement concerning the right to consent to adverse amendments to the Nonqualified Option as well as provisions relating to the expiration, exercisability, exercise price and forfeiture of the Nonqualified Option. For information regarding the terms of a particular Nonqualified Option and the related Plan and Award Agreement, Option Transferees may contact Executive Compensation and Benefits, 140 East 45th Street, New York, New York 10017,
Attention: Carol S. Glichenhouse (212) 622-8193.

     No Participant or Option Transferee has any right to receive dividends or any other rights as a stockholder of the Corporation with respect to shares issuable pursuant to any Nonqualified Option until such Nonqualified Option is exercised by such Participant or Option Transferee, as the case may be.

EXERCISE; PAYMENT; WITHHOLDING TAXES

     Nonqualified Options may not be exercised by the Option Transferee later than ten years after their date of grant to the Participant or such earlier date as is set forth in the relevant Award Agreement. The exercise price of each share as to which a Nonqualified Option is exercised by an Option Transferee must be paid by the Option Transferee in full at the time of such exercise. Such payment must be made, at the sole discretion of the Committee, (i) in cash (e.g. by certified or official bank check), (ii) by tender of shares of Common Stock already owned by the Option Transferee valued at a Fair Market Value equal to the exercise price as of the date of exercise or (iii) by any other payment methods then available to Participants and Option Transferees under the terms of the applicable Plan and Award Agreement and applicable law and regulation or
(iv) by any combination of the foregoing.

     The foregoing payment methods may be authorized and implemented in accordance with guidelines established by the Committee. These authorizations and guidelines may be changed by the Committee at any time.

     The Committee has determined that when the exercise price of a Nonqualified Option is paid by the tender of previously-acquired shares of Common Stock, surrender and cancellation of the tendered share certificates is not necessary. In the event of such an exercise, the Corporation will furnish the Option Transferee with a certificate for a number of Shares equal to the difference between the number of Shares issued upon exercise of the Nonqualified Option and the number of previously-acquired shares of Common Stock tendered in full or partial payment of the exercise price. The Option Transferee will retain the original share certificate tendered in payment.

     Upon exercise by an Option Transferee of a Nonqualified Option, any federal, state or local withholding taxes arising from the exercise are the obligation of the Participant. The Shares issuable to the Option Transferee upon such exercise will not be delivered (and, accordingly, the Option Transferee may not sell any such Shares) until the Participant's withholding obligations with respect to such exercise, where applicable, have been satisfied. ACCORDINGLY, THE TIMING OF RECEIPT OF SHARES UPON EXERCISE OF A NONQUALIFIED OPTION BY AN OPTION TRANSFEREE IS NOT ENTIRELY WITHIN HIS OR HER CONTROL.

EFFECT OF TERMINATION OF EMPLOYMENT

     Because Nonqualified Options transferred to Option Transferees continue to be governed by the terms of the applicable Plan and the relevant Award Agreement, their exercisability continues to be affected by the Participant's status as an employee of the Corporation or one of its subsidiaries. The applicable Plans and Award Agreements set forth certain termination or forfeiture provisions which may be triggered by the termination of employment of the Participant to which such Nonqualified Option was originally granted or, in certain cases, acceleration provisions which may be triggered under certain circumstances following a change of control of the Corporation. IT IS THE RESPONSIBILITY OF THE OPTION TRANSFEREE TO CONTACT EXECUTIVE COMPENSATION AND BENEFITS FOR INFORMATION REGARDING THE TERMS OF THE PARTICULAR PLANS AND AWARD AGREEMENTS GOVERNING THE NONQUALIFIED OPTIONS TRANSFERRED TO THEM AS WELL AS THE EMPLOYMENT STATUS OF THE PARTICIPANT.

CHANGE IN CAPITAL STRUCTURE

     The Plans contain provisions requiring, or providing the Committee with the discretion to effect, certain adjustments to the Nonqualified Options granted thereunder upon the occurrence of certain events affecting the Common Stock, including upon the occurrence of a stock dividend or split, or a recapitalization, merger or consolidation of the Corporation. Option Transferees are urged to read the applicable Plans and Award Agreements for information regarding the particular impact of any such event on the Nonqualified Options transferred to them.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This section is not intended to be a complete statement of the Federal income tax aspects of the Plans and does not describe the possible effects of state and other income taxes or of gift, estate and inheritance taxes. PARTICIPANTS AND OPTION TRANSFEREES ARE ADVISED TO CONSULT A QUALIFIED TAX ADVISER BEFORE TAKING ANY ACTION PERMITTED WITH RESPECT TO NONQUALIFIED OPTIONS TRANSFERRED TO THEM.

TRANSFERRED OPTIONS

     Neither the Participant nor the Option Transferee will realize taxable income at the time a Participant transfers a Nonqualified Option without consideration to an Option Transferee. (However, there may be gift tax consequences, as to which Participants and Option Transferees are advised to consult a qualified tax adviser.) Upon the subsequent exercise of the Nonqualified Option by the Option Transferee, the Participant (not the Option Transferee) will realize ordinary income in an amount measured by the difference between the fair market value of the Shares on the date of exercise and the exercise price, and the Corporation will generally be entitled to a corresponding deduction. Upon a subsequent disposition of the Shares by the Option Transferee, the Option Transferee will generally realize short-term or long-term capital gain or loss, depending on the length of time the Shares have been held, with the basis for computing such gain or loss equal to the fair market value of the stock at the time of exercise.

     If an Option Transferee delivers previously-acquired shares, however acquired, in payment of all or any part of the exercise price of a Nonqualified Option, the Option Transferee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously-acquired shares after their acquisition date. The Option Transferee's tax basis in, and holding period for, the previously-acquired shares surrendered carries over to an equal number of the Shares received on a share-for-share basis. The tax basis of the remaining shares is equal to their fair market value on the date of exercise, and the holding period of such shares commences on such date.

WITHHOLDING TAXES

     As noted above (see "Plan of Distribution -- Exercise; Payment; Withholding" above), withholding taxes, if any, arising from the exercise of a Nonqualified Option by an Option Transferee continue to be the obligation of the applicable Participant, and Shares issuable upon such exercise will not be delivered to the Option Transferee until such obligations have been satisfied by the Participant.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Corporation by Neila B. Radin, Esq., counsel for the Corporation and Senior Vice President and Associate General Counsel of The Chase Manhattan Bank. As of December 19, 1997, Ms. Radin owned shares of Common Stock and held options to purchase shares of Common Stock aggregating less than 0.5% of the outstanding Common Stock of the Corporation.

                                    EXPERTS

     The consolidated financial statements and schedules of the Corporation and its subsidiaries appearing in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Price Waterhouse LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Registration fee..................................................   $     0
        Legal fees and expenses (including Blue Sky fees and expenses)....     8,000
        Miscellaneous.....................................................     2,000
                                                                             -------
                  Total...................................................   $10,000
                                                                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its By-laws, disinterested directors' vote, stockholders' vote, agreement or otherwise.

     The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above. The Restated Certificate of Incorporation of the Corporation provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     The Corporation's Restated Certificate of Incorporation empowers the Corporation to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the Corporation's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

     The Corporation's Restated Certificate of Incorporation also empowers the Corporation by action of the Board, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board deems appropriate to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the Corporation's request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or incurred by him in any such capacity arising out of his status as such including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not the Corporation would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

     In addition, the Corporation's By-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The By-laws provide an unconditional right to indemnification for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of the Corporation or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The By-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Corporation and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Corporation. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws, which right of indemnification and of advancement of expenses is not exclusive.

     The Corporation's By-laws also provide that the Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the indemnification provisions in the By-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

ITEM 16.  EXHIBITS.

EXHIBIT
    4.1     Restated Certificate of Incorporation of The Chase Manhattan Corporation
            (incorporated by reference to Exhibit 4.1 to the Corporation's Registration
            Statement on Form S-8, dated July 11, 1996, File No. 333-07941).
    4.2     By-laws of The Chase Manhattan Corporation, as amended through March 18, 1997
            (incorporated by reference to Exhibit 4.2 to the Corporation's Registration
            Statement on Form S-3, File No. 333-37567).
    4.3     The Chase Manhattan Corporation 1996 Long-Term Incentive Plan (incorporated by reference to Schedule 14A of the the Corporation filed on April 17, 1996, File No.
            1-5805).
    4.4     Chemical Banking Corporation Long-Term Stock Incentive Plan, as amended and restated as of May 19, 1992 (incorporated by reference to Exhibit 10.7 to the
            Corporation's Annual Report on Form 10-K for the year ended December 31, 1992, File
            No. 1-5805).
    4.5     The Chase Manhattan 1994 Long-Term Incentive Plan (incorporated by reference to
            Exhibit 10o to the The Chase Manhattan Corporation's Quarterly Report on Form 10-Q
            for the quarter ended June 30, 1994, File No. 1-5945).

EXHIBIT
    4.6     Amendment to The Chase Manhattan 1994 Long-Term Incentive Plan (incorporated by reference to Exhibit 10S to the The Chase Manhattan Corporation's Quarterly Report
            on Form 10-Q for the quarter ended September 30, 1995, File No. 1-5945).
    4.7     The Chase Manhattan 1987 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10A to the The Chase Manhattan Corporation's Annual Report on
            Form 10-K for the year ended December 31, 1990, File No. 1-5945).
    4.8     Amendment to The Chase Manhattan 1987/82 Long-Term Incentive Plan (incorporated by reference to Exhibit 10T to the The Chase Manhattan Corporation's Quarterly Report
            on Form 10-Q for the quarter ended September 30, 1995, File No. 1-5945).
    4.9     Chemical Banking Corporation -- 1993 Long Term Incentive Plan of Margaretten
            Financial Corporation (incorporated by reference to Exhibit 10(bb) to the Annual
            Report on Form 10-K of Margaretten Financial Corporation for the year ended
            December 31, 1993, File No. 1-10988).
   4.10     Chemical Banking Corporation -- 1992 Stock Option Plan of Margaretten Financial
            Corporation (incorporated by reference to Exhibit 10(v) to the Registration
            Statement on Form S-3 of Margaretten Financial Corporation, File No. 33-44201).
    5       Opinion of counsel as to validity of the Shares of Common Stock to be issued.
   23.1     Consent of auditors.
   23.2     Consent of counsel (included in Exhibit 5).
   24       Powers of Attorney.

ITEM 17.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 19th day of December, 1997.

                                          THE CHASE MANHATTAN CORPORATION

                                          By:     /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                    Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                             CAPACITY                      DATE
-------------------------------------    ------------------------------    ------------------


                  *                      Chairman of the Board, Chief      December 19, 1997
-------------------------------------    Executive Officer and Director
          Walter V. Shipley              (Principal Executive Officer)
                  *                      President, Chief Operating        December 19, 1997
-------------------------------------    Officer and Director
         Thomas G. Labrecque

                  *                      Vice Chairman of the Board and    December 19, 1997
-------------------------------------    Director
      William B. Harrison, Jr.

                  *                      Director                          December 19, 1997
-------------------------------------
        Frank A. Bennack, Jr.

                  *                      Director                          December 19, 1997
-------------------------------------
         Susan V. Berresford

                  *                      Director                          December 19, 1997
-------------------------------------
          M. Anthony Burns

                                         Director                          December 19, 1997
-------------------------------------
         H. Laurance Fuller

                  *                      Director                          December 19, 1997
-------------------------------------
          Melvin R. Goodes

                  *                      Director                          December 19, 1997
-------------------------------------
         William H. Gray III

                  *                      Director                          December 19, 1997
-------------------------------------
           George V. Grune

              SIGNATURE                             CAPACITY                      DATE
-------------------------------------    ------------------------------    ------------------


                  *                      Director                          December 19, 1997
-------------------------------------
           Harold S. Hook

                                         Director                          December 19, 1997
-------------------------------------
          Helene L. Kaplan

                  *                      Director                          December 19, 1997
-------------------------------------
          Henry B. Schacht

                                         Director                          December 19, 1997
-------------------------------------
          Andrew C. Sigler

                  *                      Director                          December 19, 1997
-------------------------------------
          John R. Stafford

                  *                      Director                          December 19, 1997
-------------------------------------
         Marina v.N. Whitman

                  *                      Chief Financial Officer           December 19, 1997
-------------------------------------    (Principal Financial Officer)
           Peter J. Tobin

                  *                      Controller (Principal             December 19, 1997
-------------------------------------    Accounting Officer)
         Joseph L. Sclafani

---------------
* Anthony J. Horan hereby signs this Registration Statement on Form S-3 on December 19, 1997 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

                                          By:     /s/ ANTHONY J. HORAN
                                            ------------------------------------
                                                      Anthony J. Horan
                                                    Corporate Secretary

                                 EXHIBIT INDEX

  4.1   Restated Certificate of Incorporation of The Chase Manhattan Corporation
        (incorporated by reference to Exhibit 4.1 to the Corporation's Registration Statement
        on Form S-8, dated July 11, 1996, File No. 333-07941).
  4.2   By-laws of The Chase Manhattan Corporation, as amended through March 18, 1997
        (incorporated by reference to Exhibit 4.2 to the Corporation's Registration Statement
        on Form S-3, File No. 333-37567).
  4.3   The Chase Manhattan Corporation 1996 Long-Term Incentive Plan (incorporated by refer-
        ence to Schedule 14A of the Corporation, filed on April 17, 1996, File No. 1-5805).
  4.4   Chemical Banking Corporation Long-Term Stock Incentive Plan, as amended and restated
        as of May 19, 1992 (incorporated by reference to Exhibit 10.7 to the Corporation's
        Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-5805).
  4.5   The Chase Manhattan 1994 Long-Term Incentive Plan (incorporated by reference to
        Exhibit 10o to The Chase Manhattan Corporation's Quarterly Report on Form 10-Q for
        the quarter ended June 30, 1994, File No. 1-5945).
  4.6   Amendment to The Chase Manhattan 1994 Long-Term Incentive Plan (incorporated by reference to Exhibit 10S to The Chase Manhattan Corporation's Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1995, File No. 1-5945).
  4.7   The Chase Manhattan 1987 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10A to The Chase Manhattan Corporation's Annual Report on Form
        10-K for the year ended December 31, 1990, File No. 1-5945).
  4.8   Amendment to The Chase Manhattan 1987/82 Long-Term Incentive Plan (incorporated by reference to Exhibit 10T to The Chase Manhattan Corporation's Quarterly Report on
        Form 10-Q for the quarter ended September 30, 1995, File No. 1-5945).
  4.9   Chemical Banking Corporation -- 1993 Long Term Incentive Plan of Margaretten
        Financial Corporation (incorporated by reference to Exhibit 10(bb) to the Annual
        Report on Form 10-K of Margaretten Financial Corporation for the year ended December
        31, 1993, File No. 1-10988).
  4.10  Chemical Banking Corporation -- 1992 Stock Option Plan of Margaretten Financial
        Corporation (incorporated by reference to Exhibit 10(v) to the Registration Statement on Form S-3 of Margaretten Financial Corporation, File No. 33-44201).
  5     Opinion of counsel as to validity of the Shares of Common Stock to be issued.
 23.1   Consent of auditors.
 23.2   Consent of counsel (included in Exhibit 5).
 24     Powers of Attorney.